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                                                                    Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



The Board of Directors and Partners of
  AMERICAN REAL ESTATE PARTNERS, L.P.

We have issued our reports dated March 11, 2005 accompanying the consolidated financial statements of American Real Estate Partners, L.P. and subsidiaries, and accompanying the schedule and management's assessment of the effectiveness of internal control over financial reporting included in the Annual Report on Form 10-K for the year ended December 31, 2004 which are incorporated by reference in this Registration Statement. The reports dated June 2, 2005 on the consolidated financial statements and schedule, and supplemental consolidated financial statements for the year ended December 31, 2004 of American Real Estate Partners, L.P. and subsidiaries are included in this Registration Statement. We consent, to the incorporation by reference in the Registration Statement of the aforementioned reports, to the use of the aforementioned reports in the Registration Statement, and to the use of our name as it appears under the caption "Experts."

                                    /s/  Grant Thornton LLP

New York, New York
June 20, 2005